   As filed with the Securities and Exchange Commission on February 12, 2001

                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                Razorfish, Inc.
            (Exact name of registrant as specified in its charter)

                      Delaware                                13-3804503
         (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                Identification Number)

       32 Mercer Street, 3rd Floor
                         New York, New York                       10013
           (Address of Principal Executive Offices)             (Zip Code)

                           1999 Stock Incentive Plan
                     2000 Non-Officer Stock Incentive Plan
                           (Full title of the plans)

                               Jeffrey A. Dachis
                            Chief Executive Officer
                                Razorfish, Inc.
                          107 Grand Street, 3rd Floor
                           New York, New York 10013
                    (Name and address of agent for service)

                                (212) 966-5960
                              (Telephone number,
                             including area code,
                             of agent for service)

                             With a copy sent to:

                             John R. Hempill, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                         New York, New York 10104-0012
                                (212) 468-8000

                        CALCULATION OF REGISTRATION FEE

Title of             Amount to        Proposed    Proposed         Amount of
securities           be               maximum     maximum          registration
to be                registered       offering    aggregate        fee
registered                            price per   offering
                                      share       price
                                      -----       -----



1999 STOCK INCENTIVE PLANEdward J. TeaganFinancial Printing Group1999 STOCK INCENTIVE PLAN
Class A Common Stock
($.01 par value)    5,133,000 shares   $1.38  (2)     $ 7,083,540(2)   $ 1770.89
                    100,000            $4.75  (2)     $   475,000(2)   $  118.75
                    15,250            $12.19  (2)     $   185,898(2)   $   46.47
                    80,000            $12.75  (2)     $ 1,020,000(2)   $     255
                    30,000            $13.19  (2)     $   395,700(2)   $   98.93
                    35,000            $13.50  (2)     $   472,500(2)   $  118.13
                    104,300           $15.88  (2)     $ 1,656,284(2)   $  414.07
                    5,200             $16.00  (2)     $    83,200(2)   $   20.80
                    1,500             $16.38  (2)     $    24,570(2)   $    6.14
                    25,000            $16.44  (2)     $   411,000(2)   $  102.75
                    24,600            $17.00  (2)     $   418,200(2)   $  104.55
                    13,100            $17.06  (2)     $   223,486(2)   $   55.87
                    500               $17.38  (2)     $     8,690(2)   $    2.17
                    120,206           $17.63  (2)     $ 2,119,232(2)   $  529.81
                    90,950            $18.13  (2)     $ 1,648,924(2)   $  412.23
                    1,750             $18.31  (2)     $    32,043(2)   $    8.01
                    18,200            $19.63  (2)     $   357,266(2)   $   89.32
                    2,500             $20.13  (2)     $    50,325(2)   $   12.58
                    56,450            $22.75  (2)     $ 1,284,238(2)   $  321.06
                    8,920,594          $1.70  (1)     $15,165,009(1)   $3,791.25



2000 NON-OFFICER STOCK INCENTIVE PLAN
Class A Common Stock
($.01 par value)    2,400              $3.25  (2)          $7,800(2)       $1.95
                    30,750             $3.50  (2)        $107,625(2)      $26.91
                    48,200             $3.69  (2)        $177,858(2)      $44.46
                    200                $3.81  (2)            $762(2)        $.19
                    47,650             $4.50  (2)        $214,425(2)      $53.61
                    800                $4.56  (2)          $3,648(2)        $.91
                    15,300             $4.69  (2)         $71,757(2)      $17.94
                    83,000             $4.75  (2)        $394,250(2)      $98.56
                    6,900              $4.84  (2)         $33,396(2)       $8.35
                    16,325             $4.94  (2)         $80,646(2)      $20.16
                    400                $5.00  (2)          $2,000(2)        $.50
                    7,000              $5.03  (2)         $35,210(2)       $8.80
                    12,300             $5.38  (2)         $66,174(2)      $16.54
                    5,850              $5.41  (2)         $31,649(2)       $7.91
                    47,700             $5.47  (2)        $260,919(2)      $65.23
                    34,200             $6.22  (2)        $212,724(2)      $53.18
                    1,750              $8.50  (2)         $14,875(2)       $3.72
                    41,475             $9.88  (2)        $409,773(2)     $102.44
                    90,280            $10.33  (2)        $932,592(2)     $233.15
                    26,750            $10.69  (2)        $285,958(2)      $71.49
                    500               $11.25  (2)          $5,625(2)       $1.41
                    36,250            $12.06  (2)        $437,175(2)     $109.29
                    46,100            $12.13  (2)        $559,193(2)     $139.80
                    104,225           $12.25  (2)      $1,276,756(2)     $319.19
                    1,400             $12.44  (2)         $17,416(2)       $4.35
                    20,000            $13.00  (2)        $260,000(2)         $65
                    3,059,225         $13.50  (2)     $41,299,537(2)  $10,324.88
                    5,500             $14.06  (2)         $77,330(2)      $19.33
                    500               $15.00  (2)          $7,500(2)       $1.88
                    1,750             $15.63  (2)         $27,353(2)       $6.84
                    4,400             $15.88  (2)         $69,872(2)      $17.47
                    41,500            $15.94  (2)        $661,510(2)     $165.38
                    28,000            $16.00  (2)        $448,000(2)     $112.00
                    500               $16.06  (2)          $8,030(2)       $2.01
                    138,700           $16.38  (2)      $2,271,906(2)     $567.98
                    7,500             $16.44  (2)        $123,300(2)      $30.83
                    62,250            $16.88  (2)      $1,050,780(2)     $262.70
                    16,700            $17.00  (2)        $283,900(2)      $70.98
                    26,000            $17.06  (2)        $443,560(2)     $110.89
                    2,000             $17.25  (2)         $34,500(2)       $8.63
                    3,000             $18.00  (2)         $54,000(2)      $13.50
                    7,800             $18.13  (2)        $141,414(2)      $35.35
                    500               $18.50  (2)          $9,250(2)       $2.31
                    112,250           $18.81  (2)      $2,111,423(2)     $527.86
                    1,500             $20.44  (2)         $30,660(2)       $7.67
                    1,750             $20.50  (2)         $35,875(2)       $8.97
                    55,750            $21.25  (2)      $1,184,688(2)     $296.17
                    500               $21.38  (2)         $10,690(2)       $2.67
                    3,000             $22.75  (2)         $68,250(2)      $17.06
                    691,720 shares     $1.91  (1)      $1,321,185(1)     $330.30
                    --------------    ------  ---      -------------     -------

          TOTAL       19,778,100 shares                       $22,661.14
          -----       -----------------                       ----------

  (1) Estimated solely for purposes of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market on February 7, 2001 in accordance with Rules 457(c) and 457 (h) under the Securities Act of 1933, as amended (the "Securities Act").

  (2) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act.

                               EXPLANATORY NOTE

  This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act (1) to register 14,778,100 shares of the Class A Common Stock of Razorfish, Inc., a Delaware corporation (the "Registrant") issuable under the Registrant's 1999 Stock Incentive Plan (in addition to the 7,124,812 shares that were registered under prior registration statements on Form S-8 (File Nos. 333-77373 and 333-90495) and
  (2) to register 5,000,000 shares of the Class A Common Stock of the Registrant issuable under the Registrant's 2000 Non-Officer Stock Incentive Plan. The Registrant's 2000 Non-Officer Stock Incentive Plan has not been approved by the Registrant's stockholders as of the date of this registration statement; therefore, under Rule 4320(e)(21)(H) of the Rules of the National Association of Securities Dealers, Inc., the Registrant cannot make any grants to its officers and directors under the 2000 Non-Officer Stock Incentive Plan as of the date hereof.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

       (1) The Registrant's latest annual report filed on March 30, 2000 and as amended on April 5, 2000, April 28, 2000 and May 18, 2000.

       (2) All reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year.

       (3) The description of the Class A common stock of the Registrant, $.01 par value per share (the "Class A Common Stock"), contained in the registration statement filed as of April 22, 1999 under Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post- effective amendment which indicates that all shares of Class A Common Stock offered hereby have been sold or which deregisters all shares of Class A Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by
Section 102(b)(7) of the DGCL.

Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

The above discussion of the Registrant's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirity by such Certificate of Incorporation and statutes.

The Registrant's Certificate of Incorporation filed as Exhibit 4.1 to this Registration Statement provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

         a.  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 12th day of February, 2001.

                                RAZORFISH, INC.

                        By: /s/ John Roberts
                        --------------------

                              John Roberts
                              Chief Financial Officer

                               POWER OF ATTORNEY

We, the undersigned officers and directors of Razorfish, Inc., hereby severally constitute Jeffrey A. Dachis and John Roberts, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Razorfish, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                     Date

/s/ Jeffrey A. Dachis          Chief Executive                February 12, 2001
------------------------       Officer and Director
Jeffrey A. Dachis              (Principal Executive Officer)

/s/ John Roberts               Chief Financial Officer        February 12, 2001
------------------------
John Roberts                   (Principal Financial and
                               Accounting Officer)

/s/ Craig M. Kanarick          Director                       February 12, 2001
------------------------
Craig M. Kanarick

/s/ Michael S. Simon                Director                  February 12, 2001
-------------------------
Michael S. Simon

/s/ Bo Dimert                       Director                  February 12, 2001
------------------------
Bo Dimert

/s/ Carter F. Bales                 Director                  February 12, 2001
------------------------
Carter F. Bales

                                 Exhibit Index

Exhibit
Number                           Description

4.1(1)   Certificate of Incorporation of the Registrant

           4.2(1) Form of Certificate of Incorporation, as amended.

4.3(2)   By-Laws of the Registrant

4.4(2) Specimen Certificate for shares of Class A Common Stock, $.01 par value per share, of the Registrant

5.1        Opinion of Morrison & Foerster LLP

23.1       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2       Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)
           -----------------------

1 Incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Commission File No. 333-87031).

2 Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-71043).